Exhibit 99.3

PDL BioPharma, Inc.
Q3 2014
November 10, 2014

Following are some of the key points regarding PDL’s third quarter 2014 financial and business results.

Net Income
Net income in the third quarter of 2014 was $102.2 million, or $0.61 per diluted share, as compared with net income in the third quarter of 2013 of $56.2 million, or $0.36 per diluted share. Net income for the first nine months of 2014 was $267.2 million, or $1.62 per diluted share, as compared with net income in the first nine months of 2013 of $203.4 million, or $1.31 per diluted share.

Royalty Acquisition
On November 6, 2014, PDL acquired a portion of all royalty payments of the University of Michigan’s (“U-M”) worldwide royalty interest in Cerdelga™ (eliglustat) for $65.6 million. Under the terms of the royalty agreement, PDL will receive 75 percent of all royalty payments due under U-M’s license agreement with Genzyme until expiration of the licensed patents, excluding any patent term extension. Cerdelga, an oral therapy for adult patients with Gaucher disease type 1, was developed by Genzyme, a Sanofi company. Cerdelga was approved by the U.S. Food and Drug Administration (FDA) on August 19, 2014. In addition to the recent FDA approval, marketing applications for Cerdelga are under review by the European Medicines Agency and other regulatory authorities.

2014 Dividends
On January 29, 2014, PDL’s Board of Directors declared regular quarterly dividends of $0.15 per share of common stock, payable on March 12, June 12, September 12 and December 12 of 2014 to all stockholders who own shares of PDL on March 5, June 5, September 5 and December 5 of 2014, the record dates for each of the dividend payments, respectively. On September 12, 2014, PDL paid the third quarterly dividend to stockholders of record totaling $24.0 million using earnings generated in the third quarter of 2014.

Updates on Approved Royalty Bearing Products related to Queen et al. patents

Avastin® (bevacizumab):

•	On October 16, 2014, Genentech/Roche reported that YTD worldwide sales were CHF 4.749 billion and increased by 6%.

◦	EU: Strong growth driver by further uptake in ovarian and breast cancer.

◦	US: Continued increase in metastatic colorectal cancer.

◦	Japan: Increased demand in colorectal, breast and ovarian cancers as well as glioblastoma.

◦	International: Launches for ovarian cancer and uptake in colorectal cancer.

•	On August 14, 2014, Genentech announced US approval for the treatment of persistent, recurrent or metastatic cervical cancer in combination with chemotherapy.

•
On July 21, 2014, Genentech announced that its application for approval for the treatment of recurrent platinum-resistant ovarian cancer in US had been granted priority review with a PDUFA date of November 19, 2014.

•	On August 6, 2014, Roche reported EU approval for the treatment of ovarian cancer that is resistant to platinum-based chemotherapy.

Herceptin® (trastuzumab):

•	On October 16, 2014, Genentech/Roche reported that YTD worldwide sales were CHF4.679 billion and increased by 7%.

◦	Positive growth in all regions driven by higher volumes/prolonged treatment times.

◦	US: Continued growth in first line metastatic HER2+ breast cancer.

◦	EU: Strong demand in Germany, Spain and UK.

◦	Japan: Increased usage in combination with Perjeta in HER2+ breast cancer, as well in gastric cancer.

◦	International: Growth driven by China and Brazil.

Lucentis® (ranibizumab):

•	On Oct. 16, 2014, Genentech/Roche reported that YTD US sales were CHF1.260 billion and increased by 5%.

•	On October 28, 2014, Novartis reported that 3Q14 ex-US sales were $614 million and increased by 7%.

PDL BioPharma, Inc.
Q3 2014
November 10, 2014

•	On August 7, 2014, Genentech filed in US for approval for treatment of diabetic retinopathy.

◦	Diabetic retinopathy is the leading cause of new cases of blindness of working-age people.

•
October 17, 2014, Regeneron announced top line results from a three-arm trial comparing its drug Eylea with Avastin and Lucentis in patients with diabetic macular edema which showed a greater change in best corrected visual acuity in patients treated with Eylea compared those treated with either Avastin or Lucentis.

Xolair® (omalizumab):

•	On October 16, 2014, Genentech/Roche reported that YTD US sales were CHF 701 million and increased by 24%.

•	On October 28, 2014, Novartis reported that 3Q14 ex-US sales were $207 million and increased by 39%.

•	In March 2014, both Genentech/Roche and Novartis reported US and EU had approvals, respectively, for treatment of chronic idiopathic urticaria.

•	On September 26, 2014, FDA updated the label to warn about a slightly increased risk of cardiovascular and cerebrovascular events as well as a potential risk of cancer.

Tysabri® (natalizumab):

•	On October 22, 2014, Biogen Idec reported that 3Q14 worldwide sales were $501 million.

Actemra® (tocilizumab):

•	On October 16, 2014, Genentech/Roche reported that YTD worldwide sales were CHF 897 million and increased by 24% year over year.

◦	EU: Continued growth driven by strong monotherapy patient shares in all lines with encouraging subcutaneous adoption.

◦	US: Growth is driven by strong IV demand and subcutaneous patient share uptake (~80% of new patients).

◦	Subcutaneous formulation approved in US and EU in October 2013 and April 2014, respectively.

•	On September 8, 2014, Roche announced EU approval for treatment of patients with early rheumatoid arthritis.

Perjeta® (pertuzumab):

•	On October 16, 2014, Genentech/Roche reported YTD worldwide sales were CHF 633 million and increased by 255% year over year.

◦	Growth driven by continued strong uptake in first and second line metastatic HER2+ breast cancer and in the neoadjuvant setting in the US.

•
On September 28, 2014, Genentech/Roche announced that final data from Phase 3 study in patients with previously untreated HER2+ metastatic breast cancer who were treated with Perjeta, Herceptin and docetaxel lived a median of 56.5 months compared to 40.8 months for patients treated with Herceptin and docetaxel. Median overall survival of almost five years is the longest observed to date in patients with metastatic HER2+ breast cancer.

Kadcyla® (TDM-1 or ado-trastuzumab emtansine):

•	On October 16, 2014, Genentech/Roche reported YTD worldwide sales were CHF 371 million and increased by 148%.

◦	Strong uptake in second line metastatic HER2+ breast cancer.

•	MARIANNE results expected in 4Q14.

Gazyva™ (Obinutuzumab or GA101):

•	On October 16, 2014, Genentech/Roche announced YTD worldwide sales of CHF 32 million.

•	Gazyva was approved in the US on November 1, 2013, for previously untreated chronic lymphocytic leukemia (CLL) in combination with chlorambucil.

•	On July 29, 2014, Roche announced EU approval for first line treatment of CLL with chlorambucil.

PDL BioPharma, Inc.
Q3 2014
November 10, 2014

Updates on Acquired Royalties from Depomed

•	Current royalty bearing products include:

◦	Glumetza (U.S, sold by Santarus / Salix)

◦	Glumetza (Canada, sold by Valeant Pharmaceuticals)

◦	Glumetza (Korea, sold by LG Life Sciences)

◦	Janumet XR (world-wide, Sold by Merck)

•	Additional products for which we may receive milestones and royalties

◦	Combination of Invokana® (canagliflozin) and extended-release metformin (Janssen Pharmaceutica)

◦	Two investigational fixed-dose combinations of drugs and extended-release metformin (Boehringer Ingelheim)

•	Since inception of the transaction (October 2013) to date we have received $93.7 million in cash from this transaction, which includes $82.5 million in cash for the year to date September 30, 2014.

Forward-looking Statements
This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's royalty assets, restrict or impede the ability of the Company to invest in new income generating assets and limit the Company's ability to pay dividends are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward looking statement except as required by law.

PDL BioPharma, Inc.
Q3 2014
November 10, 2014

Queen et al. Royalty Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2014	38,122	38,924	38,864	—	115,910
2013	33,234	46,720	32,224	32,287	144,464
2012	23,215	41,670	25,955	30,041	120,882
2011	22,283	41,967	23,870	22,886	111,006
2010	16,870	44,765	29,989	24,922	116,547
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952

Herceptin	Q1	Q2	Q3	Q4	Total
2014	36,646	38,292	39,407	—	114,345
2013	30,287	47,353	30,961	33,038	141,640
2012	25,702	44,628	30,433	28,307	129,070
2011	25,089	42,209	31,933	21,812	121,042
2010	23,402	38,555	27,952	25,441	115,350
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	19,716	21,557	20,354	76,769

Lucentis	Q1	Q2	Q3	Q4	Total
2014	17,390	16,777	16,883	—	51,050
2013	12,032	30,066	13,536	12,127	67,760
2012	10,791	27,938	12,552	11,097	62,377
2011	8,878	24,313	12,157	10,750	56,099
2010	7,220	19,091	10,841	8,047	45,198
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	—	—	289	3,335	3,624

Xolair	Q1	Q2	Q3	Q4	Total
2014	8,886	9,099	10,442	—	28,427
2013	5,930	10,025	7,334	7,330	30,619
2012	5,447	8,609	6,504	6,145	26,705
2011	4,590	7,621	5,916	5,823	23,949
2010	3,723	6,386	4,980	4,652	19,741
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768

Perjeta	Q1	Q2	Q3	Q4	Total
2014	3,375	4,385	5,157	—	12,917
2013	340	1,414	748	879	3,381
2012	—	—	58	250	308

PDL BioPharma, Inc.
Q3 2014
November 10, 2014

Queen et al. Royalty Revenue by Product ($ in 000's) *
Kadcyla	Q1	Q2	Q3	Q4	Total
2014	1,934	2,491	3,048	—	7,473
2013	—	551	830	859	2,240

Tysabri	Q1	Q2	Q3	Q4	Total
2014	12,857	13,350	16,048	—	42,255
2013	12,965	13,616	11,622	12,100	50,304
2012	11,233	12,202	11,749	12,255	47,439
2011	9,891	10,796	11,588	11,450	43,725
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	—	—	—	237	237

Actemra	Q1	Q2	Q3	Q4	Total
2014	3,446	3,932	4,419	—	11,797
2013	2,631	2,816	2,939	3,744	12,131
2012	1,705	2,074	2,145	2,462	8,385
2011	913	1,136	1,401	1,460	4,910
2010	1,587	237	315	688	2,827
2009	585	537	909	1,197	3,228
2008	44	—	146	369	559
2007	32	—	—	17	49
2006	—	—	—	—	—

Gazyva	Q1	Q2	Q3	Q4	Total
2014	51	283	325	—	659

Entyvio	Q1	Q2	Q3	Q4	Total
2014	—	—	153	—	153

* As reported to PDL by its licensees
Totals may not sum due to rounding
Q1 2014 royalty revenue by product above do not include a $5 million payment received from Genentech in Q1 2014 for a retroactive settlement payment from 2013.

PDL BioPharma, Inc.
Q3 2014
November 10, 2014

Queen et al. Reported Net Sales Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2014	1,786,912	1,838,764	1,828,900	—	5,454,576
2013	1,653,108	1,694,678	1,746,135	1,819,877	6,913,798
2012	1,502,757	1,573,727	1,551,327	1,662,977	6,290,788
2011	1,597,461	1,582,705	1,581,095	1,469,994	6,231,255
2010	1,506,788	1,596,892	1,594,707	1,646,218	6,344,605
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817

Herceptin	Q1	Q2	Q3	Q4	Total
2014	1,731,564	1,801,990	1,854,452	—	5,388,006
2013	1,681,574	1,744,145	1,681,860	1,726,551	6,834,130
2012	1,515,255	1,625,313	1,663,695	1,650,495	6,454,759
2011	1,391,568	1,559,975	1,642,898	1,432,771	6,027,211
2010	1,270,846	1,349,512	1,300,934	1,409,310	5,330,602
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979

Lucentis	Q1	Q2	Q3	Q4	Total
2014	818,376	789,483	794,503	—	2,402,362
2013	1,203,179	1,171,423	1,200,791	1,212,651	4,788,045
2012	1,079,092	1,086,543	1,097,541	1,109,695	4,372,871
2011	887,757	943,418	1,052,809	1,075,015	3,958,999
2010	721,967	698,890	745,376	804,684	2,970,917
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	—	—	10,689	157,742	168,431

Xolair	Q1	Q2	Q3	Q4	Total
2014	425,243	428,171	491,372	—	1,344,786
2013	341,309	365,778	391,900	401,333	1,500,321
2012	310,234	314,638	347,796	340,431	1,313,100
2011	267,754	277,642	310,874	314,911	1,171,182
2010	228,859	225,878	251,055	263,389	969,179
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204

Perjeta	Q1	Q2	Q3	Q4	Total
2014	158,809	206,333	242,700	—	607,842
2013	34,008	55,076	66,353	87,949	243,386
2012	—	—	5,080	25,000	30,079

PDL BioPharma, Inc.
Q3 2014
November 10, 2014

Queen et al. Reported Net Sales Revenue by Product ($ in 000's) *
Kadcyla	Q1	Q2	Q3	Q4	Total
2014	91,031	117,212	143,414	—	351,657
2013	—	21,459	73,626	85,906	180,991

Tysabri	Q1	Q2	Q3	Q4	Total
2014	428,561	442,492	534,946	—	1,405,999
2013	434,677	451,358	387,407	403,334	1,676,776
2012	374,430	401,743	391,623	408,711	1,576,508
2011	329,696	356,876	388,758	381,618	1,456,948
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	—	—	—	7,890	7,890

Actemra	Q1	Q2	Q3	Q4	Total
2014	114,865	124,736	147,285	—	386,886
2013	87,703	91,374	97,961	124,815	401,852
2012	56,662	66,624	71,505	82,053	276,843
2011	30,433	35,370	46,709	48,671	161,183
2010	52,908	5,405	10,493	22,919	91,725
2009	19,504	17,920	30,313	39,888	107,625
2008	1,452	1,377	5,981	12,305	21,115
2007	—	—	—	1,137	1,137

Gazyva	Q1	Q2	Q3	Q4	Total
2014	3,095	8,697	11,531	—	23,323

Entyvio	Q1	Q2	Q3	Q4	Total
2014	—	—	5,347	—	5,347

* As reported to PDL by its licensee
Totals may not sum due to rounding